                                                                    EXHIBIT 10.3

                            PRIDE INTERNATIONAL, INC.

                           EMPLOYMENT/NON-COMPETITION/
                            CONFIDENTIALITY AGREEMENT

                                DOUGLAS G. SMITH
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                                                                       EXHIBIT A

              EMPLOYMENT/NON-COMPETITION/CONFIDENTIALITY AGREEMENT

DATE:                                   The date of execution set forth below.

COMPANY/EMPLOYER:                       Pride International, Inc.,
                                        a Delaware corporation
                                        5847 San Felipe, Suite 3300
                                        Houston, Texas  77057

EMPLOYEE:                               Douglas G. Smith
                                        3419 Shadowfern
                                        Houston, TX 77082

            This Employment/Non-Competition/Confidentiality Agreement by and between Pride International, Inc. (the "Company" and as further defined below) and Douglas G. Smith ("Employee") dated as of the date set forth on the signature page below (the "Agreement"), but effective as of the date set forth in Section 2.04 below, is made on the terms as herein provided.

                                    PREAMBLE

            WHEREAS, the Company wishes to attract and retain well-qualified employees and key personnel and to assure itself of the continuity of its management;

            WHEREAS, Employee is an employee of the Company with significant management responsibilities in the conduct of its business;

            WHEREAS, the Company recognizes that Employee is a valuable resource of the Company, and the Company desires to be assured of the continued services of Employee;

            WHEREAS, the Company desires to obtain assurances that Employee will devote his best efforts to his employment with the Company and will not enter into competition with the Company in its business as now conducted and to be conducted, or solicit customers or other employees of the Company to terminate their relationships with the Company;

            WHEREAS, Employee is a key employee of the Company, and he acknowledges that his talents and services to the Company are of a special, unique, unusual and extraordinary character and are of particular and peculiar benefit and importance to the Company;

            WHEREAS, the Company is concerned that in the event of a possible or threatened Change in Control (as defined below) of the Company, Employee may feel insecure, and therefore the Company desires to provide security to Employee in the event of a Change in Control;
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            WHEREAS, the Company further desires to assure Employee that if a possible or threatened Change in Control should arise and Employee should be involved in deliberations or negotiations in connection therewith, Employee would be in a secure position to consider and participate in such transaction as objectively as possible in the best interests of the Company and to this end desires to protect Employee from any direct or implied threat to his financial well-being by a Change in Control;

            WHEREAS, Employee is willing to continue to serve the Company but desires assurances that in the event of such a Change in Control he will continue to have the employment status and responsibilities he could reasonably expect absent such event and, that in the event this turns out not to be the case, he will have fair and reasonable severance protection on the basis of his service to the Company to that time;

            WHEREAS, different factors impact the Company and Employee under circumstances of regular employment between the Company and Employee when there is no threat of Change in Control and/or none has occurred, as opposed to circumstances under which a Change in Control is rumored, threatened, occurring or has occurred. For this reason, the Agreement deals with the regular employment of Employee under circumstances whereby no Change in Control is threatened, occurring or has occurred ("Regular Employment") and it deals with circumstances whereby a Change in Control is threatened, occurring or has occurred. The Agreement deals with matters impacting both Regular Employment and employment following a Change in Control, including non-competition and confidentiality; and

            WHEREAS, Employee is willing to enter into and carry out the non-competition and confidentiality obligations and covenants set forth herein in consideration of the Agreement.

                                    AGREEMENT

            NOW, THEREFORE, Employee and the Company (together the "Parties") agree as follows:

I.    PRIOR AGREEMENTS/CONTRACTS

      1.01 PRIOR AGREEMENTS. On and as of 12:00 o'clock noon of the Effective Date all prior employment and non-competition contracts between Company and Employee are hereby amended, modified and superseded by this Agreement insofar as future employment, compensation, non-competition, confidentiality, accrual of payments or any form of compensation or benefits from the Company are concerned. This Agreement does not release or relieve Company from its liability or obligation with respect to any compensation, payments or benefits already accrued to Employee, nor to any vesting of benefits or other rights which are attributable to length of employment, seniority or other such matters. This agreement does not relieve Employee of any prior non-competition or confidentiality obligations and agreements and the same are hereby modified and amended as to future matters and future confidentiality even as to matters accruing prior to the Effective Date hereof.


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II.   DEFINITION OF TERMS

      2.01 COMPANY. Company means Pride International, Inc., a Delaware corporation, as the same presently exists, as well as any and all successors, regardless of the nature of the entity or the state or nation of organization, whether by reorganization, merger, consolidation, absorption or dissolution. For the purpose of the Agreement, Company includes all subsidiaries and affiliates of the Company to the extent such subsidiary and/or affiliate is carrying on any portion of the business of the Company or a business similar to that being conducted by the Company.

      2.02  EXECUTIVE/OFFICER/EMPLOYEE. Executive/Officer/Employee means Douglas
            G. Smith.

      2.03 OFFICE/POSITION/TITLE. The Office, Position and Title for which the Employee is employed is that of Vice President and Chief Accounting Officer of the Company and carries with it such duties, responsibilities, rights, benefits and privileges as may reasonably be assigned to the Employee as are customary and usual for such position.

      2.04 EFFECTIVE DATE. The Agreement becomes effective and binding as of May 18, 2004.

      2.05 CHANGE IN CONTROL. The term "Change in Control" of the Company shall mean, and shall be deemed to have occurred on the date of the first to occur of any of the following:

            a. there occurs a change in control of the Company of the nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A or Item 1 of Form 8(k) promulgated under the Securities Exchange Act of 1934 as in effect on the date of the Agreement, or if neither item remains in effect, any regulations issued by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 which serve similar purposes;

            b. any "person" (as such term is used in Sections 12(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

            c. the individuals who were members of the Board of Directors of the Company (the "Board") immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors following such election;


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            d.    the Company shall have merged into or consolidated with
                  another corporation, or merged another corporation into the Company, on a basis whereby less than fifty percent (50%) of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or

            e. the Company shall have sold, transferred or exchanged all, or substantially all, of its assets to another corporation or other entity or person.

      2.06 TERMINATION. The term "Termination" shall mean termination of the employment of Employee with the Company (including death and disability (as described below)) for any reason other than cause (as described below) or voluntary resignation (as described below). Termination includes "Constructive Termination" as described below. Termination includes termination at the end of any "Employment Period" (as hereinafter defined) due to non-renewal or failure to extend this Agreement for any reason except for cause.

            a. The term "disability" means physical or mental incapacity qualifying Employee for a long-term disability under the Company's long-term disability plan. If no such plan exists on the Effective Date, the term "disability" means physical or mental incapacity as determined by a doctor jointly selected by Employee and the Board of Directors of the Company qualifying Employee for long-term disability under reasonable employment standards.

            b. The term "cause" means: (i) the willful and continued failure of Employee substantially to perform his duties with the Company (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to him by the Board of Directors which specifically identifies the manner in which the Board believes he has not substantially performed his duties, (ii) willful misconduct materially and demonstrably injurious to the Company, or (iii) material violation of the covenant not to compete (except after termination after Change in Control as discussed herein). No act or failure to act by Employee shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The unwillingness of Employee to accept any or all of a change in the nature or scope of his position, authorities or duties, a reduction in his total compensation or benefits, or other action by or at request of the Company in respect of his position, authority, or responsibility that is contrary to this Agreement, may not be considered by the Board of Directors to be a failure to perform or misconduct by Employee. Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for cause for purposes of the Agreement unless and until there shall have been delivered to him a copy of a resolution, duly adopted by a vote of three-fourths of the entire Board of Directors of the Company at a meeting of the Board of Directors called


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                  and held (after reasonable notice to Employee and an
                  opportunity for Employee and his counsel to be heard before the Board) for the purpose of considering whether Employee has been guilty of such a willful failure to perform or such willful misconduct as justifies termination for cause hereunder, finding that in the good faith opinion of the Board of Directors Employee has been guilty thereof and specifying the particulars thereof.

            c. The term "Constructive Termination" means any circumstance by which the actions of the Company either reduce or change Employee's title, position, duties, responsibilities or authority to such an extent or in such a manner as to relegate Employee to a position not substantially similar to that which he held prior to such reduction or change and which would degrade, embarrass or otherwise make it unreasonable for Employee to remain in the employment of the Company; and includes a violation by the Company of the employment provisions and conditions of this Agreement.

            d. The resignation of Employee shall be deemed "voluntary" if it is for any reason other than one or more of the following:

                  (i) Employee's resignation or retirement is requested by the Company other than for cause;

                  (ii) Any significant adverse change in the nature or scope of Employee's position, authorities or duties from those described in this Agreement;

                  (iii) Any reduction in Employee's total compensation or
                        benefits from that provided in the Compensation and Benefits Section hereof;

                  (iv) The material breach by the Company of any other provision of this Agreement;

                  (v) Any requirement of the Company that Employee relocate more than 50 miles from downtown Houston, Texas;

                  (vi) Any action by the Company which would constitute Constructive Termination; or

                  (vii) Non-renewal or failure to extend any employment term, contrary to the wishes of Employee.

      Termination that entitles Employee to the payments and benefits provided in Section 3.05 or 4.02 hereof shall not be deemed or treated by the Company as the termination of Employee's employment or the forfeiture of his participation, award, or eligibility, for the purpose of any plan, practice or agreement of the Company referred to in the Compensation and Benefits Section hereof, if, and to the extent that, such benefits are provided under Section 3.05 or 4.02 hereof.


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
      2.07 CUSTOMER. The term "Customer" includes all persons, firms or entities that are purchasers or end-users of services or products offered, provided, developed, designed, sold or leased by the Company during the relevant time periods, and all persons, firms or entities which control, or which are controlled by, the same person, firm or entity which controls such purchase.

III.  EMPLOYMENT

      3.01 EMPLOYMENT. Except as otherwise provided in the Agreement, the Company hereby agrees to continue the Employee in its employ, and the Employee hereby agrees to remain in the employ of the Company for the Employment Period (as defined below). During the Employment Period (as defined below), Employee shall exercise such position and authority and perform such responsibilities as are commensurate with such.

      3.02 BEST EFFORTS AND OTHER EMPLOYMENT OBLIGATIONS OF EMPLOYEE; BUSINESS EXPENSES AND OFFICE AND OTHER SERVICES.

            a. Employee agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform all of the duties that may be required of and from him pursuant to the express and implicit terms hereof, to the reasonable satisfaction of the Company. Said duties shall be rendered at Houston, Texas, and such other place or places within or without the State of Texas as the Company and Employee shall agree.

            b. Employee shall devote his normal and regular business time, attention and skill to the business and interests of the Company, and the Company shall be entitled to all of the benefits, profits or other issue arising from or incident to all work, services and advice of Employee performed for the Company. Such employment shall be considered "full time" employment. Employee shall also have the right to devote such incidental and immaterial amounts of his time which are not required for the full and faithful performance of his duties hereunder to any outside activities and businesses which are not being engaged in by the Company and which shall not otherwise interfere with the performance of his duties hereunder. Notwithstanding the foregoing, it shall not be a violation of the Agreement for Employee to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of Employee's responsibilities hereunder. Employee shall have the right to make investments in any business provided such investment does not result in a violation of the Non-Competition Section of this Agreement.

            c. Employee acknowledges and agrees that Employee owes a fiduciary duty to the Company. In keeping with these duties, Employee shall make full


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                  disclosure to the Company of all business opportunities
                  pertaining to the Company's business and shall not appropriate for Employee's own benefit business opportunities concerning the subject matter of the fiduciary relationship.

            d. Employee shall not intentionally take any action which he knows would not comply with United States laws applicable to Employee's actions on behalf of the Company, and/or any of its subsidiaries or affiliates, including specifically, without limitation, the United States Foreign Corrupt Practices Act, generally codified in 15 USC 78 (the "FCPA"), as the FCPA may hereafter be amended, and/or its successor statutes.

            e. During the employment relationship and after the employment relationship terminates, Employee agrees to refrain from any disparaging comments about the Company, any affiliates, or any current or former officer, director or employee of the Company or any affiliate, and Employee agrees not to take any action, or assist any person in taking any other action, that is materially adverse to the interests of the Company or any affiliate or inconsistent with fostering the goodwill of the Company and its affiliates; provided, however, that nothing in this Agreement shall apply to or restrict in any way the communication of information by Employee to any state or federal law enforcement agency or require notice to the Company thereof, and Employee will not be in breach of the covenant contained above solely by reason of his testimony which is compelled by process of law. The Company and its affiliates, officers and directors agree to refrain from any disparaging comments about Employee; provided, however, that nothing in this Agreement shall apply to or restrict in any way the communication of information by the Company and its affiliates, officers and directors to any state or federal law enforcement agency or require notice to Employee thereof, and the Company and its affiliates, officers and directors will not be in breach of the covenant contained above solely by reason of testimony which is compelled by process of law.

            f. During the Employment Period, Employee shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Employee in accordance with the most favorable policies, practices and procedures of the Company as in effect from time to time.

            g. During the Employment Period, the Company shall furnish Employee with office space, secretarial assistance and such other facilities and services as shall be suitable to Employee's position and adequate for the performance of Employee's duties hereunder.

      3.03 TERM OF EMPLOYMENT. Employee's Regular Employment will commence on the Effective Date and will be a for a term ending at 12:00 o'clock midnight on May 18, 2006 (the "Employment Period"); thereafter, the Employment Period will be automatically extended for successive terms of one (1) year commencing on each anniversary of the Effective Date, unless the Company or Employee gives written notice to the other that employment will not be renewed or continued after the next scheduled expiration date which is not less than one (1) year after the date that the notice of non-renewal was given.

      3.04 COMPENSATION AND BENEFITS. During the Employment Period Employee shall receive the following compensation and benefits:

            a. Employee will receive an annual base salary of not less than $190,000.00, with the opportunity for increases, from time to time thereafter, which are in accordance with the Company's regular executive compensation practices (the "Annual Base Salary"). The Annual Base Salary will be reviewed at least annually, but in no event earlier than December 2004.

            b. Employee will be eligible to participate on a reasonable basis, and to continue his existing participation, in annual bonus, stock option and other incentive compensation plans which provide opportunities to receive compensation in addition to his Annual Base Salary which are at least equal to the opportunities provided by the Company for executives with comparable duties.

            c. Employee will be entitled to receive and participate in employee benefits (including, but not limited to, medical, life, health, accident and disability insurance and disability benefits) and perquisites which are at least equal to those provided by the Company to executives with comparable duties.

            d. Employee will receive paid vacation days each year to the same extent as provided to executives with comparable duties.

            e. Employee shall receive a monthly automobile allowance in an amount not less than $750.00.

            f. As of the Effective Date, Employee shall receive an award of a non-qualified option to acquire up to 30,000 shares of common stock of Pride International, Inc., pursuant to the terms of the 1998 Long Term Incentive Plan. The option award shall become exercisable in accordance with the following schedule:

                  Date of Initial Exercisability
                  Following Effective Date                 Number of Shares
                  ------------------------                 ----------------
                  6 Months                                            6,000
                  12 Months                                           6,000
                  18 Months                                           6,000
                  24 Months                                           6,000
                  30 Months                                           6,000
                             TOTAL                                   30,000


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
                  The exercise price will be the closing share price on the Effective Date. The option will have a 10-year term, subject to earlier expiration in the event of termination of employment in accordance with the Company's customary option award terms (attached as Exhibit A hereto).

            g. Employee will participate, or if dependent on Employee's election, will be eligible to participate in all other executive incentive stock and benefit plans approved by the Company.

      3.05 TERMINATION WITHOUT CHANGE IN CONTROL. Notwithstanding anything herein to the contrary, the Company shall have the right to terminate Employee's employment at any time during the Employment Period (including any extended term). Should the Company choose not to renew or extend the Employment Period of the Agreement or choose to terminate Employee during, or at the end of, the Employment Period, or in the event of death or disability of Employee, if the termination is not after a Change in Control and is not for cause, the Company shall, within thirty (30) days following such termination, pay or provide to Employee (or his Executor, Administrator or Estate in the event of death, as soon as reasonably practical):

            a. An amount equal to one (1) full year of his base salary, which base salary is here defined as twelve (12) times the then current monthly salary in effect for Employee and all other benefits due him based upon the salary in effect on the date of Termination (but not less than the highest annual base salary paid to Employee during any of the three (3) years immediately preceding his date of Termination). There shall be deducted only such amounts as may be required by law to be withheld for taxes and other applicable deductions.

            b. The Company shall provide to Employee for a period of one (1) full year following the date of his Termination, life, health, accident and disability insurance coverages which are not less than the highest benefits furnished to Employee during the term of this Agreement.

            c. An amount equal to the target award for Employee under the Company's annual bonus plan for the fiscal year in which Termination occurs; provided, however, that (i) if Employee has deferred his award for such year under a Company plan, the payment due Employee under this subparagraph shall be paid in accordance with the terms of the deferral or as specified by Employee and (ii) if the Company has not specified a target award for such year, the amount will be equal to fifty percent (50%) of the maximum percentage of Employee's Annual Base Salary Employee may be entitled to under the Company's annual bonus plan in such year.

            d. The Company will pay, distribute and otherwise provide to Employee the amount and value of his entire plan account and interest under any


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
                  retirement plan, employee benefit plan, investment plan or stock ownership plan, if any exists on the date of his Termination, and all employer contributions made or payable to any such plan for his account prior to the end of the month in which his termination occurs shall be deemed vested and payable to him; provided, however, that in the event any such employer contributions are prohibited from being deemed vested and payable for any reason (other than due to a lack of Employee's consent), the total amount of such employer contributions shall be paid to Employee in a lump sum outside of any such plan. Such payment or distribution shall be made in accordance with the elections made by Employee with respect to distributions in accordance with the plan as if Employee's employment with the Company terminated at the end of the month in which Termination occurs.

            e. All stock options and awards to which Employee is entitled will immediately vest and the time for exercising any option will extend for 120 days following such termination of employment, or such later date as shall be specified in the applicable plan and award agreement; provided, however, that in no event shall the time for exercising an option extend beyond the original term of the option.

            f. With respect to any qualified or non-qualified retirement pension plan that may be adopted by the Company after the Effective Date, if Employee elects to treat Termination as retirement then on the date of Termination, Employee shall be deemed to have retired from the Company. At that time, or at such later time as he may elect consistent with the terms of any such applicable plan or benefit, in order to receive benefits or avoid or minimize any applicable early pension reduction provisions, he shall be entitled to commence to receive the retirement benefits to which he is entitled under such plan(s). Employee may treat the termination as termination other than "retirement" if Employee so elects and may defer "retirement" to a later date if permitted by any applicable plan(s).

            g. The "Compensation and Benefits" section hereof shall be applicable in determining the payments and benefits due Employee under this section and if Termination occurs after a reduction in all or part of Employee's total compensation or benefits, the lump sum severance allowance and other compensation and benefits payable to him pursuant to this section shall be based upon his compensation and benefits before the reduction.

            h. If any provision of this Section cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit or other plan or arrangement of the Company because Employee has ceased to be an actual employee of the Company, due to insufficient or reduced credited service based upon his actual employment by the Company or because the plan or arrangement has been terminated or amended after the Effective Date, or for any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits and credits for such benefits to the Employee, his dependents, beneficiaries and estate as if Employee's employment had not been terminated.

            i. All life, health, hospitalization, medical and accident benefits available to Employee's spouse and dependents shall continue for the same term as Employee's benefits. If Employee dies, all benefits will be provided for a term of one (1) year (or two (2) years if after a Change in Control) after the date of death of Employee.

            j. The Company's obligation under this Section to continue to pay or provide health care, life, accident and disability insurance to Employee, Employee's spouse and Employee's dependents shall be reduced when and to the extent any such benefits are paid or provided to Employee by another employer; provided, however, that Employee shall have all rights, if any, afforded to retirees to convert group life insurance coverage to the individual life insurance coverage as, to the extent of, and whenever his group life insurance coverage under this Section is reduced or expires. Apart from this subparagraph, Employee shall have and be subject to no obligation to mitigate.

            k. The Company shall deduct applicable withholding taxes in performing its obligations under this Section.

      Nothing in this Section is intended, nor shall be deemed or interpreted, to be an amendment to any compensation, benefit or other plan of the Company. To the extent the Company's performance under this Section includes the performance of the Company's obligations to Employee under any other plan or under another agreement between the Company and Employee, the rights of Employee under such other plan or other agreement, which are discharged under the Agreement, are discharged, surrendered, or released pro tanto.

IV.   CHANGE IN CONTROL

      4.01 EXTENSION OF EMPLOYMENT PERIOD. Upon any Change in Control, the Employment Period shall be immediately and without further action extended for a term of two (2) years following the effective date of the Change in Control and will expire at 12:00 o'clock midnight on the last day of the month following two (2) years after the Change in Control. Thereafter, the Employment Period will be extended for successive terms of one (1) year each, unless terminated, all in the manner specified in Section 3.03.

      4.02 CHANGE IN CONTROL TERMINATION PAYMENTS AND BENEFITS. In the event Employee is terminated within two (2) years following a Change in Control, Employee will receive the payments and benefits specified in the


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
            "Termination Without Change in Control" Section at the same time and in the same manner therein specified except as amended and modified below:

            a. The salary and benefits specified in Section 3.05a. will be paid based upon a multiple of two (2) years (instead of one
                  (1) year).

            b.    Life, health, accident and disability insurance specified in
                  Section 3.05b. will be provided until (i) Employee becomes reemployed and receives similar benefits from a new employer or (ii) two (2) years after the date of Termination, whichever is earlier.

            c. An amount equal to two (2) times the maximum award that Employee could receive under the Company's annual bonus plan for the fiscal year in which the Termination occurs, instead of the benefits provided in Section 3.05c hereof.

            d. Section 3.05e is modified such that the time for exercising any option will extend to the later of (i) the date that is two (2) years after the date of the Change in Control or (ii) the date that is 120 days after the date of Employee's Termination; provided, however, that in no event shall the time for exercising an option extend beyond the original term of the option.

            e.    All other rights and benefits specified in Section 3.05.

      4.03 VOLUNTARY RESIGNATION UPON CHANGE IN CONTROL. If Employee voluntarily resigns his employment within six (6) months after a Change in Control (whether or not the Company may be alleging the right to terminate employment for cause), he will receive the same payments, compensation and benefits as if he had had a Termination on the date of resignation after Change in Control.

V.    NON COMPETITION AND CONFIDENTIALITY/PROTECTION OF INFORMATION

      5.01 CONSIDERATION. Employee recognizes that in each of the highly competitive businesses in which the Company is engaged, the Company's trade secrets and other confidential information, along with personal contacts, are of primary importance in securing and maintaining business prospects, in retaining the accounts and goodwill of present Customers and protecting the business of the Company. Employee, therefore, agrees that in exchange for the provision of trade secrets and other confidential information, he will agree to the non-competition and confidentiality obligations and covenants outlined in this Section V.

      5.02 NON-COMPETITION. In exchange for the consideration described above in Section 5.01, Employee agrees that during his employment with the Company and for a period of six (6) months after he is no longer employed by the Company (unless his employment is terminated after a Change in Control, in which event there will be no covenant not to compete and the noncompete covenants and obligations herein will terminate on the date of termination of Employee), Employee will not, directly or indirectly, either as an individual, proprietor, stockholder (other than as a holder of up to one percent (1%) of the outstanding shares of a corporation whose shares are listed on a stock exchange or traded in accordance with the automated quotation system of the National Association of Securities Dealers), partner, officer, employee or otherwise:

            a. work for, become an employee of, invest in, provide consulting services to or in any way engage in any business which (i) is primarily engaged in the drilling and workover of oil and gas wells within the geographical area described in Section 5.02(e) and (ii) actually competes to a substantial extent with the Company; or

            b. provide, sell, offer to sell, lease, offer to lease, or solicit any orders for any products or services which the Company provided and with regard to which Employee had direct or indirect supervision or control, within one (1) year preceding Employee's termination of employment, to or from any person, firm or entity which was a Customer for such products or services of the Company during the one (1) year preceding such termination from whom the Company had solicited business during such one (1) year; or

            c. solicit, aid, counsel or encourage any officer, director, employee or other individual to (i) leave his or her employment or position with the Company, (ii) compete with the business of the Company, or (iii) violate the terms of any employment, non-competition or similar agreement with the Company; or

            d. employ, directly or indirectly, permit the employment of, contract for services or work to be performed by, or otherwise use, utilize or benefit from the services of any officer, director, employee or any other individual holding a position with the Company within two (2) years after the date of termination of employment of Employee with the Company or within two (2) years after such officer, director, employee or individual terminated employment with the Company, whichever period expires earlier; provided however, Employee can seek written consent from the Company to hire an officer, director, employee or individual who has terminated employment with the Company, and Company consent will not be unreasonably withheld.

            e. The geographical area within which the non-competition obligations and covenants of the Agreement shall apply is that territory within two hundred (200) miles of (i) any of the Company's present offices, (ii) any of the Company's present rig yards and (iii) any additional location where the Company, as of the date of any action taken in violation of the non-competition obligations and covenants of the Agreement, has an office, a rig yard, or definitive plans to locate an office or a rig yard. Notwithstanding the foregoing, if the two hundred (200) mile radius extends into another country or its territorial waters and the Company is not then doing business in that other country, there will be no territorial limitations extending into such other country.

      5.03 CONFIDENTIALITY/PROTECTION OF INFORMATION. Employee acknowledges that his employment with the Company has in the past and will, of necessity, provide him with specialized knowledge which, if used in competition with the Company, or divulged to others, could cause serious harm to the Company. Accordingly, Employee will not at any time during or after his employment by the Company, directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matter affecting or relating to the Company or the business of the Company. While engaged as an employee of the Company, Employee may only use information concerning any matters affecting or relating to the Company or the business of the Company for a purpose which is necessary to the carrying out of Employee's duties as an employee of the Company, and Employee may not make use of any information of the Company after he is no longer an employee of the Company. Employee agrees to the foregoing without regard to whether all of the foregoing matters will be deemed confidential, material or important, it being stipulated by the parties that all information, whether written or otherwise, regarding the Company's business, including, but not limited to, information regarding Customers, Customer lists, costs, prices, earnings, products, services, formulae, compositions, machines, equipment, apparatus, systems, manufacturing procedures, operations, potential acquisitions, new location plans, prospective and executed contracts and other business arrangements, and sources of supply, is prima facie presumed to be important, material and confidential information of the Company for the purposes of the Agreement, except to the extent that such information may be otherwise lawfully and readily available to the general public. Employee further agrees that he will, upon termination of his employment with the Company, return to the Company all books, records, lists and other written, electronic, typed or printed materials, whether furnished by the Company or prepared by Employee, which contain any information relating to the Company's business, and Employee agrees that he will neither make nor retain any copies of such materials after termination of employment. Notwithstanding any of the foregoing, nothing in this Agreement shall prevent Employee from complying with applicable federal and/or state laws. Notwithstanding any of the foregoing, Employee will not be liable for any breach of these confidentiality provisions unless the same constitutes a material detriment to the Company, or due to the nature of the information divulged and the manner in which it was divulged and the person to whom it was divulged it would likely cause damage to the Company or constitute a material detriment to the Company.

      5.04 COMPANY REMEDIES FOR VIOLATION OF NON-COMPETITION OR CONFIDENTIALITY/PROTECTION OF INFORMATION PROVISIONS. Without limiting the right of the Company to pursue all other legal and equitable rights available to it for violation of any of the obligations and covenants made by Employee herein, it is agreed that:

            a. the skills, experience and contacts of Employee are of a special, unique, unusual and extraordinary character which give them a peculiar value;

            b. because of the business of the Company, the restrictions agreed to by Employee as to time and area contained in the Agreement are reasonable; and

            c. the injury suffered by the Company by a violation of any obligation or covenant in the Agreement resulting from loss of profits created by (i) the competitive use of such skills, experience contacts and otherwise and/or (ii) the use or communication of any information deemed confidential herein will be difficult to calculate in damages in an action at law and cannot fully compensate the Company for any violation of any obligation or covenant in the Agreement, accordingly:

                        (i) the Company shall be entitled to injunctive relief to prevent violations thereof and prevent Employee from rendering any services to any person, firm or entity in breach of such obligation or covenant and to prevent Employee from divulging any confidential information; and

                        (ii) compliance with the Agreement is a condition precedent to the Company's obligation to make payments of any nature to Employee, subject to the other provisions hereof.

      5.05 TERMINATION OF BENEFITS FOR VIOLATION OF NON-COMPETITION AND CONFIDENTIALITY/PROTECTION OF INFORMATION PROVISIONS. If Employee materially violates the confidentiality/protection of information and/or non-competition obligations and covenants herein or any other related agreement he may have signed as an employee of the Company, Employee agrees there shall be no obligation on the part of the Company to provide any payments or benefits (other than payments or benefits already earned or accrued) described in Section 3.05 of the Agreement, subject to the provision of Section 6.01 hereof. There will be no withholding of benefits or payments due to a violation of the non-competition obligations hereof if the termination occurred after a Change in Control, and Employee will not be bound by the non-competition provisions if terminated after a Change in Control.

      5.06 REFORMATION OF SCOPE. If the provisions of the confidentiality and/or non-competition obligations and covenants should ever be deemed to exceed the time, geographic or occupational limitations permitted by the applicable law, Employee and the Company agree that such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by the applicable law, and the determination of whether Employee violated such obligation and covenant will be based solely on the limitation as reformed.

VI.   GENERAL

      6.01 ENFORCEMENT COSTS. The Company is aware that upon the occurrence of a Change in Control, or under other circumstances even when a Change in Control has not occurred, the Board of Directors or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under the Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have the Agreement declared unenforceable, or may take, or attempt to take other action to deny Employee the benefits intended under the Agreement; or actions may be taken to enforce the non-competition or confidentiality provisions of the Agreement. In these circumstances, the purpose of the Agreement could be frustrated. It is the intent of the parties that Employee not be required to incur the legal fees and expenses associated with the protection or enforcement of his rights under the Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to Employee hereunder nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such costs. Accordingly, if at any time after the Effective Date, it should appear to Employee that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under the Agreement for the reason that it regards the Agreement to be void or unenforceable, that Employee has violated the terms of the Agreement, or for any other reason, or that the Company has purported to terminate his employment for cause or is in the course of doing so, or is withholding payments or benefits, or is threatening to withhold payments or benefits, contrary to the Agreement, or in the event that the Company or any other person takes any action to declare the Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from Employee the benefits provided or intended to be provided to him hereunder, and Employee has acted in good faith to perform his obligations under the Agreement, the Company irrevocably authorizes Employee from time to time to retain counsel of his choice at the expense of the Company to represent him in connection with the protection and enforcement of his rights hereunder including, without limitation, representation in connection with termination of his employment or withholding of benefits or payments contrary to the Agreement or with the initiation or defense of any litigation or any other legal action, whether by or against Employee or the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The Company is not authorized to withhold the periodic payments of attorney's fees and expenses hereunder based upon any belief or assertion by the Company that Employee has not acted in good faith or has violated the Agreement. If the Company subsequently establishes that Employee was not acting in good faith and has violated the Agreement, Employee will be liable to the Company for reimbursement of amounts paid due to Employee's actions not based on good faith and in violation of the Agreement. The reasonable fees and expenses of counsel selected from time to time by Employee hereinabove provided shall be paid or reimbursed to Employee by the Company, on a regular, periodic basis within thirty
            (30) days after presentation by Employee of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $250,000.00.

      6.02 INCOME, EXCISE OR OTHER TAX LIABILITY. Employee will be liable for and will pay all income tax liability by virtue of any payments made to Employee under this Agreement, as if the same were earned and paid in the normal course of business and not the result of a Change in Control and not otherwise triggered by the "golden parachute" or excess payment provisions of the Internal Revenue Code of the United States, which would cause additional tax liability to be imposed. If any additional income tax, excise or other taxes are imposed on any amount or payment in the nature of compensation paid or provided to or on behalf of Employee, the Company shall "gross-up" Employee for such tax liability by paying to Employee an amount sufficient so that after payment of all such taxes so imposed, Employee's position on an after-tax basis is what it would have been had no such additional taxes been imposed. Employee will cooperate with the Company to minimize the tax consequences to Employee and to the Company so long as the actions proposed to be taken by the Company do not cause any additional tax consequences to Employee and do not prolong or delay the time that payments are to be made, or reduce the amount of payments to be made, unless Employee consents in writing to any delay or deferment of payment.

      6.03 PAYMENT OF BENEFITS UPON TERMINATION FOR CAUSE. If the termination of Employee is not after a Change in Control and is for cause, the Company will have the right to withhold all payments other than (i) what is accrued and owing under the terms of any employee benefit plan maintained by the Company, and (ii) those specified in Section 6.01; provided however, that if a final judgment is entered finding that cause did not exist for termination, the Company will pay all benefits to Employee to which he would have been entitled had Employee's termination not been for cause, plus interest on all amounts withheld from Employee at the rate specified for judgments under Article 5069-1.05 V.A.T.S. but not less than ten percent (10%) per annum. If the termination for cause occurs after a Change in Control, the Company shall not have the right to suspend or withhold payments to Employee under any provision of the Agreement until or unless a final judgment is entered upholding the Company's determination that the termination was for cause, in which event Employee will be liable to the Company for all amounts paid, plus interest at the rate allowed for judgments under Article 5069-1.05 V.A.T.S.

      6.04 NON-EXCLUSIVE AGREEMENT. The specific arrangements referred to herein are not intended to exclude or limit Employee's participation in other benefits available to Employee or personnel of the Company generally, or to preclude or limit other compensation or benefits as may be authorized by the Board of Directors of the Company at any time, or to limit or reduce any compensation or benefits to which Employee would be entitled but for the Agreement.

      6.05 NOTICES. Notices, requests, demands and other communications provided for by the Agreement shall be in writing and shall either be personally delivered by hand or sent by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid, properly packaged, addressed and deposited in the United States Postal System; (ii) via facsimile transmission if the receiver acknowledges receipt; or (iii) via Federal Express or other expedited delivery service provided that acknowledgment of receipt is received and retained by the deliverer and furnished to the sender, if to Employee, at the last address he has filed, in writing, with the Company, or if to the Company, to its Corporate Secretary at its principal executive offices.

      6.06 NON-ALIENATION. Employee shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts provided under the Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as Employee lives, no person, other than the parties hereto, shall have any rights under or interest in the Agreement or the subject matter hereof. Upon the death of Employee, his executors, administrators, devisees and heirs, in that order, shall have the right to enforce the provisions hereof, to the extent applicable.

      6.07 ENTIRE AGREEMENT; AMENDMENT. The Agreement constitutes the entire agreement of the Parties with respect of the subject matter hereof. No provision of the Agreement may be amended, waived, or discharged except by the mutual written agreement of the Parties. The consent of any other person(s) to any such amendment, waiver or discharge shall not be required.

      6.08 SUCCESSORS AND ASSIGNS. The Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, by operation of law or otherwise, including, without limitation, any corporation or other entity or persons which shall succeed (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company will require any successor, by agreement in form and substance satisfactory to Employee, expressly to assume and agree to perform the Agreement. Except as otherwise provided herein, the Agreement shall be binding upon and inure to the benefit of Employee and his legal representatives, heirs and assigns; provided, however, that in the event of Employee's death prior to payment or distribution of all amounts, distributions and benefits due him hereunder, if any, each such unpaid amount and distribution shall be paid in accordance with the Agreement to the person or persons designated by Employee to the Company to receive such payment or distribution and in the event Employee has made no applicable designation, to his estate. If the Company should split, divide or otherwise become more than one entity, all liability and obligations of the Company shall be the joint and several liability and obligation of all of the parts.

      6.09 GOVERNING LAW. Except to the extent required to be governed by the laws of the State of Delaware because the Company is incorporated under the laws of said

            State, the validity, interpretation and enforcement of the Agreement shall be governed by the laws of the State of Texas.

      6.10 VENUE. To the extent permitted by applicable state or federal law, venue for all proceedings hereunder will be in the U.S. District Court for the Southern District of Texas, Houston Division.

      6.11 HEADINGS. The headings in the Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of the Agreement.

      6.12 SEVERABILITY. In the event that any provision or portion of the Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of the Agreement shall be unaffected thereby and shall remain in full force and effect.

      6.13 PARTIAL INVALIDITY. In the event that any part, portion or section of the Agreement is found to be invalid or unenforceable for any reason, the remaining provisions of the Agreement shall be binding upon the parties hereto, and the Agreement will be construed to give meaning to the remaining provisions of the Agreement in accordance with the intent of the Agreement.

      6.14 COUNTERPARTS. The Agreement may be executed in one or more counterparts, each of which shall be deemed to be original, but all of which together constitute one and the same instrument.

      6.15 NO WAIVER. No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of the Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

            IN WITNESS WHEREOF, Employee has hereunto set his hand and, pursuant to the authorization from its Board of Directors and the Compensation Committee of such Board of Directors, the Company has caused these presents to be executed in its name and on its behalf.

            EXECUTED in multiple originals and/or counterparts as of the date set forth below.

                                               /s/ Douglas G. Smith
                                            ------------------------------------
                                            Douglas G. Smith

                                            Date: May 18, 2004
                                                 -------------------------------


ATTEST:                                 PRIDE INTERNATIONAL, INC.

/s/ W. Gregory Looser                   By:        /s/ Paul A. Bragg
-----------------------------                   --------------------------------
Assistant Secretary                             Paul A. Bragg
                                                Chief Executive Officer

                                        Date:      June 2, 2004
                                                --------------------------------

                                                                       EXHIBIT A

                            PRIDE INTERNATIONAL, INC.
                          1998 LONG-TERM INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

            This option agreement ("Option Agreement" or "Agreement") executed between PRIDE INTERNATIONAL, INC. (the "Company"), and Douglas G. Smith (the "Optionee"), an employee of the Company, regarding a right (the "Option") awarded to the Optionee on ________________ (the "Award Date") to purchase from the Company up to but not exceeding in the aggregate 30,000 shares of Common Stock (as defined in the Pride International, Inc. 1998 Long-Term Incentive Plan (the "Plan")) at $ ________ per share (the "Exercise Price"), such number of shares and such price per share being subject to adjustment as provided in the Plan, and further subject to the following terms and conditions:

            1. RELATIONSHIP TO PLAN AND EMPLOYMENT AGREEMENT.

            This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Company's Compensation Committee ("Committee") and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. In addition, the parties agree that notwithstanding any provision herein to the contrary, this Agreement shall be deemed modified by the provisions of any employment agreement between the Optionee and the Company, and vesting of this Award shall occur in the event stock options and other awards specifically vest under such employment agreement. For purposes of this Option Agreement:

            (a) "DISABILITY" means illness or other incapacity which prevents the Optionee from continuing to perform the duties of his job for a period of more than three months.

            (b) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            (c) "OPTION SHARES" means the shares of Common Stock covered by this Option Agreement.

            (d) "RETIREMENT" means the Optionee's termination of employment on or after attainment of age 65, or, if applicable to the Optionee, any earlier age specified as the Optionee's Normal Retirement Age under the Pride International, Inc. Supplemental Executive Retirement Plan.

            2. EXERCISE SCHEDULE.

            (a) This Option may be exercised in installments in accordance with the following schedule:

                                                     Percentage of Option Shares
                 Date Vested                            Available for Purchase
                 -----------                            ----------------------
      Six months after Award Date                                20%
      Twelve months after Award Date                             20%
      Eighteen months after Award Date                           20%
      Twenty-four months after Award Date                        20%
      Thirty months after Award Date                             20%
                                                                ---
                                                                100%

            The Optionee must be in continuous employment with the Company or any of its Subsidiaries from the Award Date through the date of exercisability in order for the Option to become exercisable with respect to additional shares of Common Stock on such date.

            (b) This Option shall become fully exercisable, irrespective of the limitations set forth in subparagraph (a) above, provided that the Optionee has been in continuous employment with the Company or any of its Subsidiaries since the Award Date, upon the occurrence of a Change in Control.

            (c) To the extent the Option becomes exercisable, such Option may be exercised in whole or in part (at any time or from time to time, except as otherwise provided herein) until expiration of the Option pursuant to the terms of this Agreement or the Plan.

            3. TERMINATION OF OPTION

            The Option hereby granted shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Optionee at the earliest time specified below:

            (a) the tenth anniversary of the Award Date;

            (b) if Optionee's employment with the Company and its Subsidiaries is terminated by the Company or a Subsidiary for serious misconduct (as determined by the Committee) at any time after the Award Date, then the Option shall terminate immediately upon such termination of Optionee's employment; or

            (c) if Optionee's employment with the Company and its Subsidiaries is terminated for any reason other than death, Retirement, Disability or serious misconduct, then the Option shall terminate on the first business day following the expiration of the 60-day period which began on the date of termination of Optionee's employment; or

            (d) if Optionee's employment with the Company and its Subsidiaries is terminated due to (i) death at any time after the Award Date and while in the employ of the Company or its Subsidiaries or within 60 days after termination of such employment,

(ii) Retirement, or (iii) Disability at any time after the Award Date, then the Option shall terminate on the first business day following the expiration of the one-year period which began on the date of Optionee's death, Retirement or Disability, as applicable.

            In any event in which the Option remains exercisable for a period of time following the date of termination of Optionee's employment, the Option may be exercised during such period of time only to the extent it was exercisable as provided in Section 2 on such date of termination of Optionee's employment. The portion of the Option not exercisable upon termination shall terminate and be of no force and effect upon the date of the Optionee's termination of employment.

            4. EXERCISE OF OPTION

            Subject to the limitations set forth herein and in the Plan, this Option may be exercised by written notice provided to the Company as set forth in Section 5. Such written notice shall (a) state the number of shares of Common Stock with respect to which the Option is being exercised, (b) be accompanied by cash or shares of Common Stock (not subject to limitations on transfer) or a combination of cash and Common Stock payable to Pride International, Inc. in the full amount of the purchase price for any shares of Common Stock being acquired and (c) be accompanied by cash or Common Stock in the full amount of all federal and state withholding or other employment taxes applicable to the taxable income of such Participant resulting from such exercise (or instructions to satisfy such withholding obligation by withholding Option Shares in accordance with
Section 8); provided, however, that any shares of Common Stock delivered in payment of the option price that are or were the subject of an award under the Plan must be shares that the Optionee has owned for a period of at least six months prior to the date of exercise. For the purpose of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise.

            Notwithstanding anything to the contrary contained herein, the Optionee agrees that he will not exercise the option granted pursuant hereto, and the Company will not be obligated to issue any option shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any stock exchange or transaction quotation system. The Optionee agrees that, unless the options and shares covered by the Plan have been registered pursuant to the Securities Act of 1933, as amended (the "Act"), the Company may, at its election, require the Optionee to give a representation in writing in form and substance satisfactory to the Company to the effect that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of such shares or any part thereof.

            If any law or regulation requires the Company to take any action with respect to the shares specified in such notice, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

            5. NOTICES

            Notice of exercise of the Option must be made in the following manner, using such forms as the Company may from time to time provide:

            (a) by registered or certified United States mail, postage prepaid, to Pride International, Inc., Attn: Corporate Secretary, 5847 San Felipe, Suite 3300, Houston, Texas 77057, in which case the date of exercise shall be the date of mailing; or

            (b) by hand delivery or otherwise to Pride International, Inc.,
Attn: Corporate Secretary, 5847 San Felipe, Suite 3300, Houston, Texas 77057, in which case the date of exercise shall be the date when receipt is acknowledged by the Company.

            Notwithstanding the foregoing, in the event that the address of the Company is changed prior to the date of any exercise of this Option, notice of exercise shall instead be made pursuant to the foregoing provisions at the Company's current address.

            Any other notices provided for in this Agreement or in the Plan shall be given in writing and shall be deemed effectively delivered or given upon receipt or, in the case of notices delivered by the Company to the Optionee, five days after deposit in the United States mail, postage prepaid, addressed to the Optionee at the address specified at the end of this Agreement or at such other address as the Optionee hereafter designates by written notice to the Company.

            6. ASSIGNMENT OF OPTION

            Subject to the approval of the Committee, in its sole discretion, the Option may be transferred by the Optionee to (i) the children or grandchildren of the Optionee ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members ("Immediate Family Member Trusts") or (iii) a partnership or partnerships in which such Immediate Family Members have at least 99% of the equity, profit and loss interests ("Immediate Family Member Partnerships"). Subsequent transfers of transferred Options shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Optionee or a person to whom the original Optionee could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and, except as otherwise provided herein, the term Optionee shall be deemed to refer to the transferee.

            After the death of the Optionee, exercise of the Option shall be permitted only by the Optionee's executor or the personal representative of the Optionee's estate (or by his assignee, in the event of a permitted assignment) and only to the extent that the option was exercisable on the date of the Optionee's death.

            7. STOCK CERTIFICATES

            Certificates representing the Common Stock issued pursuant to the exercise of the Option will bear all legends required by law and necessary or advisable to effectuate the provisions of the Plan and this Option. The Company may place a "stop transfer" order against shares of the Common Stock issued pursuant to the exercise of this Option until all restrictions and conditions set forth in the Plan or this Agreement and in the legends referred to in this Section 7 have been complied with.

            8. WITHHOLDING

            No certificates representing shares of Common Stock purchased hereunder shall be delivered to or in respect of an Optionee unless the amount of all federal, state and other governmental withholding tax requirements imposed upon the Company with respect to the issuance of such shares of Common Stock has been remitted to the Company or unless provisions to pay such withholding requirements have been made to the satisfaction of the Committee. The Committee may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with this Option. The Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of all or any portion of this Option by delivering cash, or, with the Committee's approval, by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld or paid. The Optionee may only request withholding Option Shares having a Fair Market Value equal to the statutory minimum withholding amount. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined. If the Optionee is subject to the short-swing profits recapture provisions of Section 16(b) of the Exchange Act, any such election shall be subject to such other restrictions as may be established by the Committee in order that satisfaction of withholding tax obligations with shares of Common Stock might be exempt from the operation of Section 16(b) of the Exchange Act in whole or in part.

            9. SHAREHOLDER RIGHTS

            The Optionee shall have no rights of a shareholder with respect to shares of Common Stock subject to the Option unless and until such time as the Option has been exercised and ownership of such shares of Common Stock has been transferred to the Optionee.

            10. SUCCESSORS AND ASSIGNS

            This Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Optionee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.

            11. NO EMPLOYMENT GUARANTEED

            No provision of this Option Agreement shall confer any right upon the Optionee to continued employment with the Company or any Subsidiary.

            12. GOVERNING LAW

            This Option Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas.

            13. AMENDMENT

            This Agreement cannot be modified, altered or amended except by an agreement, in writing, signed by both the Company and the Optionee.

                                        PRIDE INTERNATIONAL, INC.


Date: May 18, 2004                      By: ____________________________________
                                        Name:  Paul A. Bragg
                                        Title: Chief Executive Officer

            The Optionee hereby accepts the foregoing Option Agreement, subject to the terms and provisions of the Plan and administrative interpretations thereof referred to above.

                                        OPTIONEE:


Date: May 18, 2004                      ________________________________________
                                        Douglas G. Smith


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